Exhibit 99.2

Google Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006*	March 31, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,544,671	$4,081,340
Marketable securities	7,699,243	7,854,579
Accounts receivable, net of allowance	1,322,340	1,477,090
Deferred income taxes, net	29,713	51,259
Prepaid revenue share, expenses and other assets	443,880	616,506

Total current assets	13,039,847	14,080,774
Prepaid revenue share, expenses and other assets, non-current	114,455	129,903
Non-marketable equity securities	1,031,850	1,030,952
Property and equipment, net	2,395,239	2,826,717
Intangible assets, net	346,841	326,526
Goodwill	1,545,119	1,620,566

Total assets	$18,473,351	$20,015,438

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$211,169	$181,828
Accrued compensation and benefits	351,671	180,708
Accrued expenses and other current liabilities	265,872	300,068
Accrued revenue share	370,364	448,121
Deferred revenue	105,136	105,771
Income taxes payable	375	37,857

Total current liabilities	1,304,587	1,254,353

Deferred revenue, long-term	20,006	20,979
Deferred income taxes, net	40,421	18,821
Income taxes payable, long-term	—	267,209
Other long-term liabilities	68,497	76,866

Stockholders’ equity:
Common stock	309	310
Additional paid-in capital	11,882,906	12,211,590
Accumulated other comprehensive income	23,311	36,942
Retained earnings	5,133,314	6,128,368

Total stockholders’ equity	17,039,840	18,377,210

Total liabilities and stockholders’ equity	$18,473,351	$20,015,438

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2007
	(Unaudited)
Revenues	$2,253,755	$3,663,971

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $2,283, $4,389)	904,119	1,470,426
Research and development (including stock-based compensation expense of $73,086, $120,787)	246,599	408,384
Sales and marketing (including stock-based compensation expense of $15,929, $27,250)	190,943	302,552
General and administrative (including stock-based compensation expense of $23,366, $31,440)	169,395	261,400

Total costs and expenses	1,511,056	2,442,762

Income from operations	742,699	1,221,209
Interest income and other, net	67,919	130,728

Income before income taxes	810,618	1,351,937
Provision for income taxes	218,327	349,775

Net income	$592,291	$1,002,162

Net income per share—basic	$2.02	$3.24

Net income per share—diluted	$1.95	$3.18

Shares used in per share calculation—basic	293,896	309,315

Shares used in per share calculation—diluted	304,123	314,870

Google Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2006	2007
	(Unaudited)
Operating activities
Net income	$592,291	$1,002,162
Adjustments:
Depreciation of property and equipment	95,868	170,289
Amortization of intangibles and warrants	15,290	34,703
In-process research and development	4,000	—
Stock-based compensation	114,664	183,866
Excess tax benefits from stock-based award activity	(77,285)	(74,084)
Other	—	(6,386)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(155,221)	(153,562)
Income taxes, net	216,527	337,702
Prepaid revenue share, expenses and other assets	(26,525)	(185,478)
Accounts payable	30,232	(29,256)
Accrued expenses and other liabilities	(39,295)	(139,886)
Accrued revenue share	51,216	77,864
Deferred revenue	3,042	1,659

Net cash provided by operating activities	824,804	1,219,593

Investing activities
Purchases of property and equipment	(344,938)	(596,893)
Purchases of marketable securities	(13,111,471)	(5,225,160)
Maturities and sales of marketable securities	11,755,756	5,079,364
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(187,964)	(34,441)

Net cash used in investing activities	(1,888,617)	(777,130)

Financing activities
Net proceeds from stock-based award activity	42,611	14,426
Excess tax benefits from stock-based award activity	77,285	74,084

Net cash provided by financing activities	119,896	88,510

Effect of exchange rate changes on cash and cash equivalents	1,922	5,696

Net increase (decrease) in cash and cash equivalents	(941,995)	536,669
Cash and cash equivalents at beginning of year	3,877,174	3,544,671

Cash and cash equivalents at end of period	$2,935,179	$4,081,340

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2006	2007
Advertising revenues:

Google web sites	$1,297,317	$2,282,121

Google Network web sites	928,376	1,345,329

Total advertising revenues	2,225,693	3,627,450

Licensing and other revenues	28,062	36,521

Revenues	$2,253,755	$3,663,971

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):

	Three Months Ended March 31,
	2006	2007
Advertising revenues:

Google web sites	58%	62%

Google Network web sites	41%	37%

Total advertising revenues	99%	99%

Licensing and other revenues	1%	1%

Revenues	100%	100%